EXHIBIT 99.1
Level 5 Beverage Company, Inc., a Minerco Resources, Inc. Company, Names LEVEL 5TM Brand Manager

Nashua, NH, September 30, 2013: Minerco Resources, Inc. (OTCQB: MINE) (the “Company”), a progressive developer, producer and provider of worldwide commodities solutions, and Level 5 Beverage Company, Inc. (“Level 5”), the company’s subsidiary, today announce the appointment of Jason Fontaine as the Brand Manager for Level 5.

Mr. Fontaine, as the Brand Manager of all Level 5’s products as well as the Vice President of Brand Management at Power Brands Consulting, LLC. (“Power Brands”), will be responsible for managing the day to day operations, along with developing and executing all sales and marketing strategies, for all of our LEVEL 5TM brands.

Mr. Fontaine is currently, and will continue in his capacity as, the Vice President of Brand Management at Power Brands. Before joining Power Brands, Mr. Fontaine had over 17 years in the beverage industry.  He worked his way up in major organizations such as the E&J Gallo Winery and Nestle Waters North America.  He also held the position of General Manager at the 5th largest Redbull Distributor in the United States, as well as co-founding his own Direct Store Distribution (DSD) Company named Alliance Beverage Partners.

For more information on Mr. Fontaine’s history and experience, please see his profile on LinkedIn at www.linkedin.com/pub/jason-fontaine/16/214/1a7.

Jason Fontaine, the new Brand Manager of Level 5 stated, “Level 5’s first entry into the beverage space: RISETM and COFFEE BOOSTTM are innovated and amazing products that have come out of the gate with significant retailer and consumer interest.  I expect these products to not only revolutionize the coffee shot category but show the opportunity for long term sustainable sales growth.”

John Powers, the CEO of the company said, "We are honored and excited to have Mr. Fontaine join our Level 5 team. Mr. Fontaine’s invaluable experience and contagious enthusiasm will be put to good use here at Level 5. His proven track record, with both startup and established companies alike, will help us to accomplish better results in an expedited time frame. We have set a solid foundation, and now with Jason’s added guidance, we will leverage our sales strategies to continue to make positive strides and build sustainable sales growth. We all welcome Jason aboard! And a sincere ‘thank you’ to Power Brands for letting us borrow Mr. Fontaine for the foreseeable future.”

As previously released, Level 5’s RISETM and COFFEE BOOSTTM are currently being distributed to and sold in stores in Southern California by Avanzar Sales and Distribution, LLC, and the products are scheduled to be available online through Amazon.com in mid-October.

Please contact:    Minerco Resources, Inc.
info@minercoresources.com
John Powers, 603-732-6948

Public Disclosure

Details of the Company’s business, finances and agreements can be found as part of the Company’s continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information, please visit: www.minercoresources.com.

The above statements have not been evaluated by the Food and Drug Administration (FDA). This product is not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.